Exhibit 10.6

EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of this 27th day of July 2018, is made by NEWEGG CANADA INC., an Ontario corporation (“Newegg Canada” and together with each other Person hereafter made a party hereto, the “Grantors” and each a “Grantor”), with an address at 55 East Beaver Creek Road, Unit E, Richmond Hill, Ontario, Canada, L4B IE8, or such other address as may be indicated in the documentation pursuant to which such person is made a party hereto, in favor of PNC BANK, NATIONAL ASSOCIATION, in its capacity as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), with an address at 350 S. Grand Avenue, Suite 3850, Los Angeles CA 90071 USA. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (as defined below).

Grantor is an affiliate of NEWEGG INC., a Delaware corporation (“Newegg”), NEWEGG NORTH AMERICA INC., a Delaware corporation (“Newegg NorAm”), NEWEGG.COM AMERICAS INC., a Delaware corporation (“Newegg Americas”), NEWEGG BUSINESS INC., a Delaware corporation (“Newegg Biz”), OZZO INC., a Delaware corporation “Ozzo”), MAGNELL ASSOCIATE, INC., a California corporation (“Magnell”), ROSEWILL INC., a Delaware corporation (“Rosewill”), NEWEGG MARKETPLACE INC., a Delaware corporation (“Newegg Marketplace”), INOPC, Inc., an Indiana corporation (“INOPC”), CAOPC, INC., a California corporation (“CAOPC”), NJOPC, INC., a New Jersey corporation (“NJOPC”), and NEWEGG LOGISTICS SERVICES INC., a Delaware corporation (“Newegg Logistics”) (Newegg, Newegg NorAm, Newegg Americas, Newegg Canada, Newegg Biz, Ozzo, Magnell, Rosewill, Newegg Marketplace, INOPC, CAOPC, NJOPC, Newegg Logistics and each Person joined to the below defined Credit Agreement as a borrower from time to time, jointly and severally, collectively, “Borrowers,” and each, a “Borrower”).

The Borrowers, including Newegg Canada, have entered or will enter into that certain Revolving Credit and Security Agreement, dated as of the date hereof, with the lenders from time to time party thereto (collectively, the “Lenders”), East West Bank (“East West”), as administrative agent for the Lenders (East West, in such capacity, “Administrative Agent”), East West as Sole Arranger, Book Runner and Syndication Agent, and the Collateral Agent.

In order to induce the Lenders and the Agents to enter into the Credit Agreement, the Grantor(s) have agreed to secure the Obligations under the terms of this Agreement.

NOW, THEREFORE, the Grantors, jointly and severally, and the Collateral Agent, intending to be legally bound, hereby agree as follows:

1. Definitions.

(a) “Collateral” shall mean all present and after-acquired personal property of Grantor, including without limitation all right, title and interest of each Grantor in all of the following personal property and assets of such Grantor, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located:

(a) all Receivables and all supporting obligations relating thereto;

(b) all equipment and fixtures;

(c) all intangibles and all supporting obligations related thereto, excluding any Intellectual Property but including any and all proceeds of Intellectual Property;

(d) all Inventory;

(e) all Subsidiary Stock, securities, investment property, and financial assets (the “Investment Property Collateral”);

(f) all contract rights, rights of payment which have been earned under contract rights, chattel paper, commercial tort claims (whether now existing or hereafter arising); documents of title (including all warehouse receipts and bills of lading), accounts, goods, instruments (including promissory notes), letters of credit (whether or not the respective letter of credit is evidenced by a writing) and letter-of-credit rights, cash, certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), security agreements, eminent domain proceeds, condemnation proceeds, tort claim proceeds and all supporting obligations;

(g) all ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, tapes, disks and documents, including all of such property relating to the property described in clauses (a) through (h) of this definition; and

(h) all proceeds and products of the property described in clauses (a) through (g) of this definition, in whatever form. It is the intention of the parties that if Collateral Agent shall fail to have a perfected Lien in any particular property or assets of any Grantor for any reason whatsoever, but the provisions of this Agreement and/or of the Other Documents, together with all financing statements and other public filings relating to Liens filed or recorded by Collateral Agent against such Grantor, would be sufficient to create a perfected Lien in any property or assets that such Grantor may receive upon the sale, lease, license, exchange, transfer or disposition of such particular property or assets, then all such “proceeds” of such particular property or assets shall be included in the Collateral as original collateral that is the subject of a direct and original grant of a security interest as provided for herein and in the Other Documents (and not merely as proceeds (as defined in the PPSA).

Notwithstanding the foregoing, Collateral shall not include any of the following Property:

(i) Inventory consigned to any Grantor by any Person other than another Borrower or a Guarantor;

(ii) assets held by any Grantor for the benefit of others, such as prepayments for goods or services not yet rendered to customers;

(iii) any asset of a Grantor that is subject to a purchase-money security interest relating to the financing of such asset;

(iv) “consumer goods” (as that term is defined in the PPSA);

(v) any Excluded Property; and

(vi) the last day of the term of any lease or agreement therefor but upon the enforcement of the security interest granted hereby in the Collateral, the applicable Grantor shall stand possessed of such last day in trust to assign the same to any person acquiring such term.

(b) “Obligations” shall have the meaning set forth in the Credit Agreement.

(c) “PPSA” means the Personal Property Security Act (Ontario) and the personal property security legislation in each province or territory in Canada, if applicable, together with all rules, regulations and interpretations thereunder, as such legislation may be amended or replaced from time to time.

(d) “UCC” means the Uniform Commercial Code, as adopted and enacted and as in effect from time to time in the State of New York.

(e) Initially capitalized terms used herein without definition shall have the meaning set forth in the Credit Agreement.

2. Grant of Security Interest.

(a) To secure the prompt payment and performance of the Obligations, each Grantor hereby collaterally assigns and grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing lien on and security interest in the Collateral. If the Collateral includes certificated securities, documents or instruments, such certificates are herewith delivered to the Collateral Agent accompanied by duly executed blank stock or bond powers or assignments as applicable. Each Grantor hereby authorizes the transfer of possession of all certificates, instruments, documents and other evidence of the Collateral to the Collateral Agent.

(b) Notwithstanding any other provision in this Agreement, at no time shall a Grantor be required to pledge any Collateral to the Collateral Agent in the form of stock or securities which represents more than 66 2/3% of the total combined voting power of any entity organized in any jurisdiction located outside of the United States of America or Canada. For certainty, the Grantor acknowledges and agrees that any stock or securities that the Grantor owns or holds (or is entitled to own or hold) in any entity organized in any jurisdiction of the United States of America or Canada, including any state, province or territory therein, are required to be pledged by each Grantor in favour of the Collateral Agent.

3. Attachment/Perfection of Security Interest. The security interest created hereby is intended to attach, in respect of Collateral in which any Grantor has rights at the time this Agreement is signed by such Grantor and delivered to the Collateral Agent and, in respect of Collateral in which any Grantor subsequently acquires rights, at the time such Grantor subsequently acquires such rights. Each Grantor shall take all action that may be necessary or desirable, or that Collateral Agent may request in its Permitted Discretion, so as at all times to maintain the validity, perfection, enforceability and priority of Collateral Agent’s security interest in and Lien on the Collateral or to enable Collateral Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining Lien Waiver Agreements, (iii) delivering to Collateral Agent, endorsed or accompanied by such instruments of assignment as Collateral Agent may specify, and stamping or marking, in such manner as Collateral Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox, customs and freight agreements and other custodial arrangements satisfactory to Collateral Agent, and (v) executing and delivering financing statements, financing change statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Collateral Agent, relating to the creation, validity, perfection, maintenance or continuation of Collateral Agent’s security interest and Lien under the UCC, PPSA or other Applicable Law. By its signature hereto, each Grantor hereby authorizes Collateral Agent to file against such Grantor, one or more financing, financing change, continuation or amendment statements pursuant to the UCC or PPSA, as applicable, in form and substance satisfactory to Collateral Agent (which statements may have a description of collateral which is broader than that set forth herein, including without limitation a description of Collateral as “all assets other than intellectual property” and/or “all personal property other than intellectual property” of any Grantor). Each Grantor hereby acknowledges receipt of a signed copy of this Agreement and hereby waives the requirement to be provided with a copy of any verification statement issued in respect of a financing statement or financing change statement registered under the PPSA in connection with this Agreement to perfect the security interest created herein. All charges, expenses and fees Collateral Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Grantors’ Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Collateral Agent’s option, shall be paid by Grantors to Collateral Agent for its benefit and for the ratable benefit of the Lenders immediately upon demand. Representations, Warranties and Covenants. Each Grantor represents, warrants and covenants to the Collateral Agent and the Secured Parties as follows:

(a) (i) There are no restrictions on the pledge or transfer of any of the Investment Property Collateral, other than restrictions referenced on the face of any certificates evidencing such Investment Property Collateral; (ii) such Grantor is the legal owner of the Investment Property Collateral pledged by it hereunder, which is registered in the name of such Grantor, the Custodian (as hereinafter defined) or a nominee; (iii) the Investment Property Collateral is free and clear of any security interests, pledges, liens, encumbrances, charges, agreements, claims or other arrangements or restrictions of any kind, except for the Liens granted to Collateral Agent and Permitted Encumbrances; (iv) such Grantor has the right to transfer the Investment Property Collateral free of any encumbrances other than Permitted Encumbrances and such Grantor will defend its title to the Investment Property Collateral against the claims of all persons, and any registration with, or consent or approval of, or other action by, any federal, state, provincial, territorial or other governmental authority or regulatory body which was or is necessary for the validity of the pledge of and grant of the security interest in the Investment Property Collateral has been obtained; (v) the pledge of and grant of the security interest in the Investment Property Collateral is effective to vest in the Collateral Agent a valid and perfected first priority security interest in and to the Investment Property Collateral as set forth herein and (vi) none of the operating agreements, limited partnership agreements or other agreements governing any Investment Property Collateral provide that the Equity Interests governed thereby are securities governed by Article 8 of the UCC as in effect in any relevant jurisdiction;

(b) Exhibit B hereto sets forth, among other things, a true, correct and complete list as of the Closing Date of (i) such Grantor’s type and jurisdiction of organization (or, for individuals only, principal residence), (ii) each place of business of such Grantor, (iii) the chief executive office of such Grantor, (iv) the location, by state, province or territory, and street address, of all Real Property owned or leased by such Grantor, identifying which properties are owned and which are leased, together with the names and addresses of any landlords and all other locations at which any Collateral is located, including without limitation warehouse locations, and (v) all deposit accounts (including all Depository Accounts), securities accounts and investment accounts of such Grantor and its Subsidiaries;

(c) With respect to the Collateral, at the time the Collateral becomes subject to Collateral Agent’s security interest: (i) each Grantor shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Collateral Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens whatsoever, (ii) each document and agreement executed by each Grantor or delivered to Collateral Agent or any Lender in connection with this Agreement shall be true and correct in all respects; and (iii) all signatures and endorsements of each Grantor that appem on such documents and agreements shall be genuine and each Grantor shall have full capacity to execute same;

(d) Except as respects the financing statements filed by Collateral Agent, financing statements described on Schedule 1.2 to the Credit Agreement, and financing statements filed in connection with Permitted Encumbrances, no financing statement covering any of the Collateral or any proceeds thereof is or will be on file in any public office;

(e) Each Grantor hereby makes to the Collateral Agent and the Secured Parties each of the representations and warranties set forth in the Credit Agreement applicable to Borrower (other than those set forth in Sections 5.5, 5.20, 5.21 and 5.22 thereto), fully as though Guarantor were a party thereto as a “Borrower,” and such representations and warranties are incorporated herein by this reference, mutatis mutandis.

5. Covenants. Each Grantor covenants that it shall:

(a) if all or part of the Investment Property Collateral constitutes “margin stock” within the meaning of Regulation U of the Federal Reserve Board (or any similar Applicable Law), cause the applicable Borrower, to execute and deliver Form U-1 (or similar form under any similar Applicable Law) to the Collateral Agent and, unless otherwise agreed in writing between the Borrowers and the Collateral Agent, no part of the proceeds of the Obligations may be used to purchase or carry margin stock;

(b) not invoke, and hereby waives its rights under, any statute under any Applicable Law which permits the re-characterization of any portion of the Investment Property Collateral to be interest or income;

(c) not incur, create, assume or permit to exist any pledge, security interest, lien, charge or other encumbrance of any nature whatsoever on any of the Investment Property Collateral or assign, pledge or otherwise encumber any right to receive income from the Investment Property Collateral, other than in favor of the Collateral Agent or a Permitted Encumbrance;

(d) if the Investment Property Collateral includes securities or any other financial or other asset maintained in a securities account, then such Grantor agrees to cause the securities intermediary on whose books and records the ownership interest of such Grantor in such Investment Property Collateral appears (the “Custodian”) to execute and deliver, contemporaneously herewith, a notification and control agreement or other agreement (the “Control Agreement”) satisfactory to the Collateral Agent in order to perfect and protect the Collateral Agent’s security interest in such Investment Property Collateral;

(e) (i) not change (x) its legal name 1 (y) its form of legal entity (e.g., converting from a corporation to a limited liability company or vice versa), or (z) its jurisdiction of organization, (ii) become (or attempt or purpo1i to become) organized in more than one jurisdiction, (iii) otherwise amend, modify or waive any term or material provision of its Organizational Documents unless required by Applicable Law, or (iv) have or permit any of the Collateral to be located in a Province or Territory in Canada which is not listed in Exhibit B hereto or outside of Canada, in any such case without (1) giving at least thirty (30) days prior written notice of such intended change to Collateral Agent, (2) having delivered to the Collateral Agent or filed or caused to be filed all such additional documents, security, filings or security registrations as may be reasonably requested by the Collateral Agent or as are necessary for the Collateral Agent to perfect and protect the enforceability and priority of its Liens in the Collateral belonging to such Grantor and in the Equity Interests of such Grantor which are Collateral, (3) having received from Collateral Agent confirmation that Collateral Agent has taken all steps necessary for Collateral Agent to continue the perfection of and protect the enforceability and priority of its Liens in the Collateral belonging to such Grantor and in the Equity Interests of such Grantor which are Collateral and (4) in any case under clause (iii), having received the prior written consent of Collateral Agent and Required Lenders to such amendment, modification or waiver. Notwithstanding the foregoing, the Collateral Agent acknowledges and agrees that the Grantor is, or may become, extra-provincially registered in one or more Provinces or Territories of Canada provided however that each Grantor shall at all times be required to and shall comply with the notice requirements as set out above in this Section 5(e);

(f) designate and shall cause all of its Subsidiaries to designate (i) their shares as securities as contemplated by the definition of “security” in the PPSA, and (ii) certificate and deliver to Collateral Agent such shares together with executed but undated stock transfer powers;

(g) mark its books and records as may be necessary or appropriate to evidence, protect and perfect Collateral Agent’s security interest in the Collateral and shall cause its financial statements to reflect such security interest;

(h) provide Collateral Agent with written notice of all commercial tort claims promptly upon the occurrence of any events giving rise to any such claim(s) (regardless of whether legal proceedings have yet been commenced), such notice to contain a brief description of the claim(s), the events out of which such claim(s) arose and the parties against which such claims may be asserted and, if applicable in any case where legal proceedings regarding such claim(s) have been commenced, the case title together with the applicable court and docket number. Upon delivery of each such notice, such Grantor shall be deemed to thereby grant to Collateral Agent a security interest and lien in and to such commercial tort claims described therein and all proceeds thereof;

(i) defend Collateral Agent’s interests in the Collateral against any and all Persons whatsoever;

(j) provide Collateral Agent with written notice promptly upon becoming the beneficiary under any letter of credit or otherwise obtaining any right, title or interest in any letter of credit rights, and at Collateral Agent’s request shall take such actions as Collateral Agent may reasonably request for the perfection of Collateral Agent’s security interest therein;

(k) take all action that may be necessary or desirable, or that Collateral Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Collateral Agent’s security interest in and Lien on the Collateral or to enable Collateral Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining Lien Waiver Agreements, (iii) delivering to Collateral Agent, endorsed or accompanied by such instruments of assignment as Collateral Agent may specify, and stamping or marking, in such manner as Collateral Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox, customs and freight agreements and other custodial arrangements satisfactory to Collateral Agent, (v) to the extent that Intellectual Property hereafter becomes Collateral pursuant to the terms of the Credit Agreement, executing, in form satisfactory to the Collateral Agent, supplemental security agreements, in form suitable for recording, with respect to Collateral consisting of U.S. or Canadian registered copyrights or copyright applications, U.S. or Canadian registered patents or patent applications or U.S. or Canadian registered trademarks or trademark applications, (vi) executing, and causing depository institutions or securities intermediaries to execute, pledge agreements, Control Agreements or other agreements as the Collateral Agent, in its Permitted Discretion, deems necessary in order to perfect or protect the validity and priority of its security interest in such Collateral, in each case in a form satisfactory to the Collateral Agent in its Permitted Discretion, and (vii) executing and delivering financing statements, financing change statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Collateral Agent, relating to the creation, validity, perfection, maintenance or continuation of Collateral Agent’s security interest and Lien under the PPSA or other Applicable Law. All charges, expenses and fees Collateral Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers’ Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Collateral Agent’s option, shall be paid by Grantors to Collateral Agent for its benefit and for the ratable benefit of Secured Parties immediately upon demand;

(l) not open any new deposit account, securities account or investment account unless (i) such Grantor shall have given at least thirty (30) days prior written notice to Collateral Agent and (ii) if such account is to be maintained with a bank, depository institution or securities intermediary that is not the Collateral Agent, such bank, depository institution or securities intermediary, each applicable Grantor and Collateral Agent shall first have entered into an account control agreement in form and substance satisfactory to Collateral Agent sufficient to give Collateral Agent “control” (as defined in and for purposes of the Securities Transfer Act, 2006 (Ontario)) over such account; and

(m) do or not do (as applicable) each of the things set forth in the Credit Agreement that a Borrower agrees and covenants to do or not do (as applicable) or cause its Subsidiaries or any Guarantor to do or not do (as applicable), in each case, fully as though such Grantor was a party thereto as a “Borrower,” and such agreements and covenants are incorporated herein by this reference, mutatis mutandis.

6. Negative Pledges; No Transfer; Double Negative Pledge on IP;

(a) Except as permitted in the Credit Agreement, without limiting any other provision hereof, no Grantor will sell or offer to sell or otherwise transfer or grant or allow the imposition of a Lien upon the Collateral, will not allow any third party to gain control of all or any part of the Collateral, and will not use any portion thereof in any manner inconsistent with this Agreement, the Credit Agreement, or with the terms and conditions of any policy of insurance thereon.

(b) Except pursuant to this Agreement and the Other Documents, no Grantor shall enter into any agreement, document or instrument that limits the ability of any Borrower or Guarantor to create, incur or suffer to exist any Lien on its Intellectual Property in favor of Collateral Agent.

7. Inspections of Premises; Exculpation of Liability.

(a) At all reasonable times and from time to time as often as Collateral Agent shall elect in its sole discretion, Collateral Agent and each Secured Party shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Grantor’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Grantor’s business. Collateral Agent, any Secured Party and their respective agents may enter upon any premises of any Grantor at any time during business hours and at any other reasonable time, and from time to time as often as Collateral Agent shall elect in its sole discretion, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Grantor’s business.

(b) Nothing herein contained shall be construed to constitute Collateral Agent or any Secured Party as any Grantor’s agent for any purpose whatsoever, nor shall Collateral Agent or any Secured Party be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Collateral Agent nor any Secured Party, whether by anything herein or in any assignment or otherwise, assume any Grantor’s obligations under any contract or agreement assigned to Collateral Agent or such Grantor, and neither Collateral Agent nor any Secured Party shall be responsible in any way for the performance by any Grantor of any of the terms and conditions thereof.

8. Authority to File Financing Statements. By its signature hereon, each Grantor hereby irrevocably authorizes the Collateral Agent to execute (on behalf of the Grantor) and file against such Grantor one or more financing, financing change, continuation or amendment statements pursuant to the UCC or PPSA, as applicable, in form satisfactory to the Collateral Agent in its Permitted Discretion, and the Grantors will pay the cost of preparing and filing the same in all jurisdictions in which such filing is deemed by the Collateral Agent to be necessary or desirable in order to perfect, preserve and protect its security interests.

9. Remedies.

(a) Upon the occurrence of any Event of Default, Collateral Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Credit Agreement, under the Other Documents, under the UCC, under the PPSA and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Collateral Agent may enter any premises of any Grantor without legal process and without incurring liability to any Grantor therefor, and Collateral Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Collateral Agent may deem advisable and Collateral Agent may require Grantors to make the Collateral available to Collateral Agent at a convenient place. With or without having the Collateral at the time or place of sale, Collateral Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Collateral Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Collateral Agent shall give Grantors reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowing Agent at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Collateral Agent or any Secured Party may bid (including credit bid) for and become the purchaser, and Collateral Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Grantor. In connection with the exercise of the foregoing remedies, including the sale of Inventory, Collateral Agent is granted a perpetual nonrevocable, royalty free, nonexclusive license and Collateral Agent is granted permission to use all of each Grantor’s (a) Intellectual Property which is used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (b) equipment for the purpose of completing the manufacture of unfinished goods. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5 of the Credit Agreement. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, Grantors shall remain liable to Collateral Agent and Secured Parties therefor.

(b) To the extent that Applicable Law imposes duties on Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for Collateral Agent: (i) to fail to incur expenses reasonably deemed significant by Collateral Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition; (ii) unless required by Applicable Law, to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims· against Collateral; (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to Collateral Agent a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 9(b) is to provide non-exhaustive indications of what actions or omissions by Collateral Agent would not be commercially unreasonable in Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 9(b). Without limitation upon the foregoing, nothing contained in this Section 9(b) shall be construed to grant any rights to any Grantor or to impose any duties on Collateral Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 9(b).

(c) Collateral Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Collateral Agent may at any time pursue, relinquish, subordinate, or modify, which procedures, timing and methodologies to employ, and what any other action to take with respect to any or all of the Collateral and in what order, thereto and such determination will not in any way modify or affect any of Collateral Agent’s or Lenders’ rights hereunder as against Grantors or each other.

(d) In addition to any other rights which Collateral Agent or any Secured Party may have under Applicable Law, upon the occurrence of an Event of Default, Collateral Agent and each Secured Party shall have a right, immediately and without notice of any kind, to apply any Grantor’s property held by Collateral Agent and such Secured Party or any of their Affiliates to reduce the Obligations and to exercise any and all rights of setoff which may be available to Collateral Agent and such Secured Party with respect to any deposits held by Collateral Agent or such Secured Party.

(e) Following the occurrence of a Default or Event of Default, in addition to the rights and remedies set forth above, Collateral Agent: (i) may at any time take such steps as Collateral Agent reasonably deems necessary to protect Collateral Agent’s interest in and to preserve the Collateral, including the hiring of security guards or the placing of other security protection measures as Collateral Agent may deem appropriate; (ii) may employ and maintain at any premises of any Grantor a custodian who shall have full authority to do all acts necessary to protect Collateral Agent’s interests in the Collateral; (iii) may lease warehouse facilities to which Collateral Agent may move all or part of the Collateral; (iv) may use any Grantor’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (v) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any owned or leased property of any Grantor. Each Granter shall cooperate fully with all of Collateral Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Collateral Agent may direct. All of Collateral Agent’s expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations.

(f) At any time following demand by Collateral Agent for payment of all Obligations, Collateral Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If Collateral Agent exercises this right to take possession of the Collateral, Borrowers shall, upon demand, assemble it in the best manner possible and make it available to Collateral Agent at a place reasonably convenient to Collateral Agent.

(g) At any time following the occurrence of an Event of Default or a Default, (i) Collateral Agent shall have the right to send notice of the assignment of, and Collateral Agent’s security interest in and Lien on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral and (ii) Collateral Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Collateral Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone, facsimile, telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers’ Account and added to the Obligations.

(h) Collateral Agent shall have the right to receive, endorse, assign and/or deliver in the name of Collateral Agent or any Grantor any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Grantor hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Grantor hereby constitutes Collateral Agent or Collateral Agent’s designee as such Grantor’s attorney with power (i) at any time: (A) to endorse such Grantor’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (B) to sign such Grantor’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (C) to send verifications of Receivables to any Customer; (D) to sign such Grantor’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by Collateral Agent to preserve, protect, or perfect Collateral Agent’s interest in the Collateral and to file same; and (E) to receive, open and dispose of all mail addressed to any Grantor at any post office box/lockbox maintained by Collateral Agent for Grantors or at any other business premises of Collateral Agent; and (ii) at any time following the occurrence of a Default or an Event of Default: (A) to demand payment of the Receivables; (B) to enforce payment of the Receivables by legal proceedings or otherwise; (C) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral; (D) to sue upon or otherwise collect, extend the time of payment of, settle, adjust, compromise, extend or renew the Receivables; (E) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (F) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Customer; (G) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; (H) to accept the return of goods represented by any of the Receivables; (I) to change the address for delivery of mail addressed to any Grantor to such address as Collateral Agent may designate; and (J) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.

(i) Neither Collateral Agent nor any Secured Party shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom.

(j) At any bona fide public sale, and to the extent permitted by Applicable Law, at any private sale, the Collateral Agent shall be free to purchase all or any part of the Investment Property Collateral, free of any right or equity of redemption in any Grantor or any Borrower, which right or equity is hereby waived and released. Any such sale may be on cash or credit. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Investment Property Collateral for their own account in compliance with Regulation D of the Securities Act of 1933 (the “Act”), under any Canadian Securities Laws, or any other applicable exemption available under such Act or Laws, as applicable. The Collateral Agent will not be obligated to make any sale if it determines not to do so, regardless of the fact that notice of the sale may have been given. The Collateral Agent may adjourn any sale and sell at the time and place to which the sale is adjourned. If the Investment Property Collateral is customarily sold on a recognized market or threatens to decline speedily in value, the Collateral Agent may sell such Investment Property Collateral at any time without giving prior notice to any Grantor. Whenever notice is otherwise required by Applicable Law to be sent by the Collateral Agent to any Grantor of any sale or other disposition of the Investment Property Collateral, ten (10) days written notice sent to such Grantor at its address specified above will be reasonable.

(k) Each Grantor recognizes that the Collateral Agent may be unable to effect or cause to be effected a public sale of the Investment Property Collateral by reason of certain prohibitions contained in the Act, so that the Collateral Agent may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Investment Property Collateral for their own account, for investment and without a view to the distribution or resale thereof. Each Grantor understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Investment Property Collateral were sold at public sales, and agrees that the Collateral Agent has no obligation to delay or agree to delay the sale of any of the Investment Property Collateral for the period of time necessary to permit the issuer of the securities which are part of the Investment Property Collateral (even if the issuer would agree), to register such securities for sale under the Act or Applicable Canadian Securities Laws. Each Grantor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

(I) The net proceeds arising from the disposition of the Investment Property Collateral after deducting expenses incurred by the Collateral Agent will be applied to the applicable Obligations in the order determined by the Collateral Agent. If any excess remains after the discharge of all of the applicable Obligations, the same will be paid to the applicable Grantor. If after exhausting all of the Investment Property Collateral there is a deficiency, the Grantors will be liable therefor to the Collateral Agent; provided, however, that nothing contained herein will obligate the Collateral Agent to proceed against any Grantor, any Borrower or any other person obligated under the Obligations or against any other Collateral for the relevant Obligations prior to proceeding against the Investment Property Collateral.

(m) If any demand is made at any time upon the Collateral Agent for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations and if the Collateral Agent repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, the Grantors will be and remain liable for the amounts so repaid or recovered to the same extent as if such amount had never heen originally received by the Collateral Agent. The provisions of this Section will be and remain effective notwithstanding the release of any of the Investment Property Collateral by the Collateral Agent in reliance upon such payment (in which case the Grantors’ liability will be limited to an amount equal to the fair market value of the Investment Property Collateral determined as of the date such Investment Property Collateral was released) and any such release will be without prejudice to the Collateral Agent’s rights hereunder and will be deemed to have been conditioned upon such payment having become final and irrevocable. This Section shall survive the termination of this Pledge Agreement.

(n) The Collateral Agent may appoint, remove or reappoint by instrument in writing, any Person or Persons, whether an officer or officers or an employee or employees of any Grantor or not, to be an interim receiver, receiver or receivers (hereinafter called a “Receiver”, which term when used herein shall include a receiver and manager) of any one of more of the Grantors and any or all of the Collateral of any one or more of the Grantors (including any interest, income or profits therefrom). Any such Receiver shall, to the extent permitted by applicable law, be deemed the agent of such Grantor and not of the Collateral Agent, and the Collateral Agent shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver or its servants, agents or employees. Subject to the provisions of the instrument appointing it, any such Receiver shall (i) have, without limitation, such powers as have been granted to the Collateral Agent under this Section 11.1 and (ii) be entitled to exercise such powers at any time that such powers would otherwise be exercisable by the Collateral Agent under this Section 11.1. Except as may be otherwise directed by the Collateral Agent, or required by applicable Law, all money received from time to time by such Receiver in carrying out its appointment shall be received in trust for and be paid over to the Collateral Agent and any surplus shall be applied in accordance with applicable law. Every such Receiver may, in the discretion of the Collateral Agent, be vested with, in addition to the rights set out herein, all or any of the rights and powers of a secured party under the PPSA.

10. Voting Rights and Transfer. Prior to the occurrence of an Event of Default, the Grantors will have the right to exercise all voting rights with respect to the Investment Property Collateral. At any time after the occurrence and during the continuation of an Event of Default, the Collateral Agent may transfer any or all of the Investment Property Collateral into its name or that of its nominee and may exercise all voting rights with respect to the Investment Property Collateral, but no such transfer shall constitute a taking of such Investment Property Collateral in satisfaction of any or all of the applicable Obligations unless the Collateral Agent expressly so indicates by written notice to the Grantors.

11. Dividends, Interest and Premiums. The Grantors will have the right to receive all cash dividends, interest and premiums declared and paid on the Investment Property Collateral prior to the occurrence of any Event of Default. In the event any additional shares are issued to any Grantor as a stock dividend or in lieu of interest on any of the Investment Property Collateral, as a result of any split of any of the Investment Property Collateral, by reclassification or otherwise, any certificates evidencing any such additional shares will be promptly delivered to the Collateral Agent and such shares will be subject to this Pledge Agreement and a part of the Investment Property Collateral to the same extent as the original Investment Property Collateral. After notice to the Grantors at any time after the occurrence of an Event of Default, the Collateral Agent shall be entitled to receive, for application to the applicable Obligations, all cash or stock dividends, interest and premiums declared or paid on the Investment Property Collateral.

12. Payment of Expenses. At its option, the Collateral Agent may discharge Taxes, Liens and Charges (other than Permitted Encumbrances) as may attach to the Collateral. The Grantors will reimburse the Collateral Agent on demand for any payment so made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization in accordance with the terms of the Credit Agreement (to the extent applicable thereto).

13. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and shall be given in the manner set forth in Section 16.6 of the Credit Agreement.

14. Preservation of Rights. No delay or omission on the Collateral Agent’s or any Secured Pmiy’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Collateral Agent’s or any Secured Party’s action or inaction impair any such right or power. The Collateral Agent’s and the Secured Parties’ rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Collateral Agent or any Secured Party may have under other agreements, at law or in equity. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by Applicable Law, all of which shall be cumulative and not alternative.

15. Illegality. If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Agreement. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

16. Changes in Writing. No modification, amendment or waiver of, or consent to any departure by any Grantor from, any provision of this Agreement will be effective unless made in a writing signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor will entitle any Grantor to any other or further notice or demand in the same, similar or other circumstance.

17. Entire Agreement. This Agreement (including the documents and instruments referred to herein), together with the Credit Agreement and the Other Documents, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

18. Counterparts. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.

19. Successors and Assigns. This Agreement will be binding upon each Grantor and their respective successors and assigns, and inure to the benefit of the Collateral Agent, the Secured Patties and their respective successors and assigns, as permitted under the Credit Agreement. No Grantor may assign this Agreement in whole or in part without the Collateral Agent’s prior written consent and the Collateral Agent and the Secured Parties may at any time assign their respective interests in this Agreement in whole or in part in accordance with the terms of the Credit Agreement.

20. Interpretation. All terms used herein and defined in the PPSA from time to time shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms “account,” “chattel paper”, “documents of title,” “equipment,” “financial asset,” “intangibles,” “goods,” “instruments,” “inventory,” “investment property,” “proceeds,” “securities,” as and when used in the description of Collateral shall have the respective meanings given to such terms in the PPSA. The terms “commercial tort claims,” “letter of-credit rights,” “promissory note,” “software” and “supporting obligations” as and when used in the description of Collateral shall have the respective meanings given to such terms in the UCC. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the PPSA or UCC, as applicable, such expanded definition will apply automatically as of the date of such amendment, modification or revision. The terms “herein”, “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Collateral Agent is a party, including references to any of the Other Documents, shall include any and all modifications, supplements or amendments thereto, any and all restatements or replacements thereof and any and all extensions or renewals thereof. Except as otherwise expressly provided for herein, all references herein to the time of day shall mean the time in Pasadena, California. Unless otherwise provided, all financial calculations shall be performed with Inventory valued on a first-in, first-out basis. Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation”. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Required Lenders. Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Collateral Agent, any agreement entered into by Collateral Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Collateral Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Collateral Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Collateral Agent and Lenders. Wherever the phrase “to the best of a Person’s knowledge” or words of similar import relating to the knowledge or the awareness of any Person are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of such Person or (ii) the knowledge that a senior officer would have obtained if he/she had engaged in a good faith and diligent performance of his/her duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Person and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder. The obligations of the Grantors under this Agreement are joint and several.

21. Indemnity. Each Grantor shall defend, protect, indemnify, pay and save harmless Collateral Agent, Issuer, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents (each, an “Indemnified Party”) for and from and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, fines, actions, judgments, suits, costs, charges, expenses and disbursements of any kind or nature whatsoever (including reasonable fees and disbursements of counsel (including commercially reasonable allocated costs of internal counsel) (collectively, “Claims”) which may be imposed on, incurred by, or asse1ted against any Indemnified Party in arising out of or in any way relating to or as a consequence, direct or indirect, of: (i) this Agreement, the Other Documents, the Advances and other Obligations and/or the transactions contemplated hereby; (ii) any action or failure to act or action taken only after delay or the satisfaction of any conditions by any Indemnified Party in connection with and/or relating to the negotiation, execution, delivery or administration of the Agreement and the Other Documents, the credit facilities established hereunder and thereunder and/or the transactions contemplated hereby; (iii) any Grantor’s failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under or breach of any of the representations or warranties made in this Agreement and the Other Documents; (iv) the enforcement of any of the rights and remedies of Collateral Agent, Issuer or any Lender under the Agreement and the Other Documents; (v) any threatened or actual imposition of fines or penalties, or disgorgement of benefits, for violation of any Anti-Terrorism Law by any Grantor or any Affiliate or Subsidiary of any Grantor; and (vi) any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Collateral Agent or any Secured Party is a party thereto. Without limiting the generality of any of the foregoing, each Grantor shall defend, protect, indemnify, pay and save harmless each Indemnified Party from (x) any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party arising out of or in any way relating to or as a consequence, direct or indirect, of the issuance of any Letter of Credit hereunder and (y) any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party under any Environmental Laws with respect to or in connection with the Real Property, any Hazardous Discharge, the presence of any Hazardous Materials affecting the Real Property (whether or not the same originates or emerges from the Real Property or any contiguous real estate), including any Claims consisting of or relating to the imposition or assertion of any Lien on any of the Real Property under any Environmental Laws and any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Collateral Agent or any Lender. Grantors’ obligations under this Section 21 shall arise upon the discovery of the presence of any Hazardous Materials at the Real Property, whether or not any federal, state, provincial, territorial or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Materials, in each such case except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the Indemnified Party (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) asserted against or incurred by any of the Indemnified Parties by any Person under any Environmental Laws or similar laws by reason of any Grantor’s or any other Person’s failure to comply with laws applicable to solid or hazardous waste materials, including Hazardous Materials and Hazardous Waste, or other Toxic Substances. Additionally, if any taxes (excluding taxes imposed upon or measured solely by the net income of Collateral Agent and Lenders, but including any intangibles taxes, stamp tax, recording tax or franchise tax) shall be payable by Collateral Agent, Lenders or Borrowers on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the Other Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Borrowers will pay (or will promptly reimburse Collateral Agent and Lenders for payment of) all such taxes, including interest and penalties thereon, and will indemnify and hold the Indemnified Parties harmless from and against all liability in connection therewith.

22. Agreement to be Bound. Each Grantor hereby agrees to be bound by each and all of the terms and provisions of the Credit Agreement applicable to a Borrower, other than (a) any term or provision is incapable of being applicable to any Grantor and (y) those terms and provisions in Sections 1.1 and 1.2, Article II, Sections 3.9, 4.7, 5.5, 5.20, 5.21, 5.22, 6.5, 6.9, 8.1, 9.2, 9.7, 9.8, 9.12, 9.13, 9.18, and 10.3 thereto.

23. Governing Law and Jurisdiction. This Agreement and each Other Document (unless and except to the extent expressly provided otherwise in any such Other Document), and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract law, tort law or otherwise) shall be governed by and construed in accordance with the laws of the Province of Ontario, without regard to any conflict of laws principles which would have the effect of applying the laws of any other jurisdiction. Any judicial proceeding brought against any Grantor with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, the Province of Ontario, Canada, or any other province or territory in Canada as the Collateral Agent may determine appropriate, and, by execution and delivery of this Agreement, each Grantor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Grantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section i 6.6 of the Credit Agreement and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America or Canada, or, at Collateral Agent’s option, by service upon Borrowing Agent which each Grantor irrevocably appoints as such Grantor’s agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by Applicable Law or shall limit the right of Collateral Agent or any Lender to bring proceedings against any Granter in the courts of any other jurisdiction. Each Granter waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Grantor waives the right to remove any judicial proceeding brought against such Grantor in any state court or provincial or territorial court in Canada to any federal court. Any judicial proceeding by any Grantor against Collateral Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with any of the Obligations, this Agreement, the Other Documents or any related agreement, shall be brought only in a federal or state court located in the State of New York or a court in the Province of Ontario, Canada.

24. JURY TRIAL WAIVER; JUDICIAL REFERENCE.

(a) EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER IN’STRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(b) JUDICIAL REFERENCE. IN THE EVENT THAT ANY ACTION OR PROCEEDING IS COMMENCED OR MAINTAINED IN ANY COURT IN THE STATE OF CALIFORNIA WITH RESPECT TO ANY CONTROVERSY, DISPUTE OR CLAIM (EACH, A “CONTROVERSY”) BETWEEN ANY OF THE PARTIES TO THIS AGREEMENT OR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, AND THE WAIYER OF JURY TRIAL SET FORTH IN SECTION 24(a) ABOVE IS NOT ENFORCEABLE, AND EACH PARTY TO SUCH ACTION DOES NOT SUBSEQUENTLY WAIVE IN AN EFFECTIVE MANNER UNDER CALIFORNIA LAW ITS RIGHT TO A TRIAL BY JURY, THE PARTIES HERETO HEREBY ELECT TO PROCEED AS FOLLOWS:

(i) WITH THE EXCEPTION OF THE ITEMS SPECIFIED IN CLAUSE (ii) BELOW, ALL CONTROVERSIES WILL BE RESOLVED BY A REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF SECTIONS 638, ET SEQ. OF THE CALIFORNIA CODE OF CIVIL PROCEDURE (“CCP”), OR THEIR SUCCESSOR SECTIONS, WHICH SHALL CONSTITUTE THE EXCLUSIVE REMEDY FOR THE RESOLUTION OF ANY CONTROVERSY, INCLUDING WHETHER THE CONTROVERSY IS SUBJECT TO THE REFERENCE PROCEEDING. EXCEPT AS OTHERWISE PROVIDED ABOVE, VENUE FOR THE REFERENCE PROCEEDING WILL BE IN ANY COURT IN WHICH VENUE IS APPROPRIATE UNDER APPLICABLE LAW (THE “COURT”).

(ii) THE MATTERS THAT SHALL NOT BE SUBJECT TO A REFERENCE ARE THE FOLLOWING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN PERSONAL PROPERTY; (B) EXERCISE OF SELF HELP REMEDIES (INCLUDING SET-OFF); (C) APPOINTMENT OF A RECEIVER; AND (D) TEMPORARY, PROVISIONAL OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) AND (B) OR TO SEEK OR OPPOSE FROM A COURT OF COMPETENT JURISDICTION ANY OF THE ITEMS DESCRIBED IN CLAUSES (C) AND (D). THE EXERCISE OF, OR OPPOSITION TO, ANY OF THOSE ITEMS DOES NOT WAIVE THE RIGHT OF ANY PARTY TO A REFERENCE PURSUANT TO THIS AGREEMENT.

(iii) THE REFEREE SHALL BE A RETIRED JUDGE OR JUSTICE SELECTED BY MUTUAL WRITTEN AGREEMENT OF THE PARTIES. IF THE PARTIES DO NOT AGREE WITHIN TEN (10) DAYS OF A WRITTEN REQUEST TO DO SO BY ANY PARTY, THEN, UPON REQUEST OF ANY PARTY, THE REFEREE SHALL BE SELECTED BY THE PRESIDING JUDGE OF THE COURT (OR HIS OR HER REPRESENTATIVE). A REQUEST FOR APPOINTMENT OF A REFEREE MAY BE HEARD ON AN EX PARTE OR EXPEDITED BASIS, AND THE PARTIES AGREE THAT IRREPARABLE HARM WOULD RESULT IF EX PARTE RELIEF IS NOT GRANTED.

(iv) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING. ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT THAT WHEN ANY PARTY SO REQUESTS, A COURT REPORTER WILL BE USED AT ANY HEARING CONDUCTED BEFORE THE REFEREE, AND THE REFEREE WILL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH A REQUEST SHALL HA VE THE OBLIGATION TO ARRANGE FOR THE COURT REPORTER. SUBJECT TO THE REFEREE’S POWER TO AWARD COSTS TO THE PREVAILING PARTY, BORROWERS WILL PAY THE COST OF THE REFEREE AND ALL COURT REPORTERS.

(v) THE REFEREE SHALL BE REQUIRED TO DETERMINE ALL ISSUES IN ACCORDANCE WITH EXISTING APPLICABLE CASE LAW AND STATUTORY LAW. THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE COURT WILL BE APPLICABLE TO THE REFERENCE PROCEEDING. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF, ENTER EQUITABLE ORDERS THAT WILL BE BINDING ON THE PARTIES AND RULE ON ANY MOTION THAT WOULD BE AUTHORIZED IN A COURT PROCEEDING. THE REFEREE SHALL ISSUE A DECISION AT THE CLOSE OF THE REFERENCE PROCEEDING WHICH DISPOSES OF ALL CLAIMS OF THE PARTIES THAT ARE THE SUBJECT OF THE REFERENCE. PURSUANT TO CCP SECTION 644, SUCH DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT OR AN ORDER IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT AND ANY SUCH DECISION WILL BE FINAL, BINDING AND CONCLUSIVE. THE PARTIES RESERVE THE RIGHT TO APPEAL FROM THE FINAL JUDGMENT OR ORDER OR FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE. THE PARTIES RESERVE THE RIGHT TO FINDINGS OF FACT, CONCLUSIONS OF LAWS, A WRITTEN STATEMENT OF DECISION, AND THE RIGHT TO MOVE FOR A NEW TRIAL OR A DIFFERENT JUDGMENT, WHICH NEW TRIAL, IF GRANTED, IS ALSO TO BE A REFERENCE PROCEEDING UNDER THIS PROVISION.

 (vi) THE PROVISIONS OF THIS SECTION 24(b) ARE INCLUDED OUT OF AN ABUNDANCE OF CAUTION AND NEITHER THE INCLUSION OF THIS SECTION 24(b), NOR ANY REFERENCE TO CALIFORNIA LAW CONTAINED HEREIN SHALL BE DEEMED TO AFFECT OR LIMIT IN ANY WAY THE PARTIES’ CHOICE OF ONTARIO LAW PURSUANT TO SECTION 23 HEREOF.

25. Suretyship Defense Waivers. Each Grantor waives, to the fullest extent permitted by law, all defenses based on suretyship or impairment of collateral. Without limiting the foregoing:

(a) Each Grantor waives, to the fullest extent permitted by law (A) all rights and defenses arising out of an election of remedies by Secured Parties, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed any Grantor’s rights of subrogation and reimbursement against any other Grantor, any other guarantor of the Obligations or any other Person and (B) all rights and defenses that any Grantor may have because the Obligations are or become secured by real property, which means, among other things: (I) Collateral Agent and the Secured Parties may collect from any Grantor without first foreclosing on any real property Collateral or personal property Collateral pledged by any other Borrower or Guarantor and (2) if Collateral Agent forecloses on any real property pledged by any Borrower or Guarantor: (I) the amount of the Obligations may be reduced only by the price for which such real property is sold at the foreclosure sale, even if such real property is worth more than the sale price; and (II) Collateral Agent and the Secured Parties may collect from each Grantor even if Collateral Agent, by foreclosing on such real property, has destroyed any right any Grantor may have to collect from any other Borrower or Guarantor. The foregoing is an unconditional and irrevocable waiver of any rights and defenses each Grantor may have because the Obligations are secured by real property.

(b) Each Grantor expressly waives, to the fullest extent permitted by law, the effect of any statute of limitations or other limitations on any actions under this Agreement or any Other Document.

(c) To the fullest extent permitted by Applicable Law, each Grantor waives notice of any adverse change in the financial condition of any other Grantor, Borrower or Guarantor, or of any other fact or condition that might increase such Grantor’s risk hereunder. Each Grantor hereby assumes responsibility for keeping itself informed of the financial condition of the other Grantors Borrowers and Guarantors and of all other circumstances bearing upon the risk of nonpayment of the Obligations by any Grantor, Borrower or Guarantor, and agrees that Secured Parties have, and shall continue to have, no duty to advise any Grantor of information known to Secured Parties regarding such condition or any such circumstances. In the event Secured Parties, in their sole discretion, undertake, at any time or from time to time, to provide any such information to any Grantor, Secured Parties shall be under no obligation (i) to provide any such information to such Grantor on any subsequent occasion, (ii) to undertake any investigation, or (iii) to disclose any information which, pursuant to its commercial finance practices, Secured Parties wish to maintain confidential. Each Grantor acknowledges and agrees that neither Collateral Agent nor any Secured Party has made any warranties or representations with respect to the legality, validity, enforceability, collectability or perfection of the Obligations or any Liens or security interests held by Collateral Agent in connection therewith.

(d) The provisions of this Section 25 are included out of an abundance of caution and the inclusion of this Section 25 herein shall in no way be deemed to affect or limit in any way the parties’ choice of Ontario law pursuant to Section 23 hereof.

26. Additional Provisions Regarding Certain Investment Property Collateral. The operating agreement or limited partnership agreement (as applicable) of any Domestic Subsidiary of any Grantor hereafter formed or acquired that (x) is a limited liability company or a limited partnership and (y) is required to become a Borrower under the Credit Agreement or a Guarantor with respect to the Obligations, shall contain the following language (or language to the same effect): “Notwithstanding anything to the contrary set forth herein, no restriction upon any transfer of [Membership Interests] [Partnership Interests] set forth herein shall apply, in any way, to the pledge by any [Member] [Partner] of a security interest in and to its [Membership Interests] [Partnership Interests] to East West Bank, as collateral agent for certain Secured Parties, or its successors and assigns in such capacity (any such person, “Collateral Agent”), or to any foreclosure upon or subsequent disposition of such [Membership Interests] [Partnership Interests] by Collateral Agent. Any transferee or assignee with respect to such foreclosure or disposition shall automatically be admitted as a [Member] [Partner] of the Company and shall have all of the rights of the [Member] [Partner] that previously owned such [Membership Interests] [Partnership Interests].”

Each Grantor acknowledges that it has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

[Signature Pages Follow]

WITNESS the due execution hereof, as of the date first written above.

GRANTOR:

NEWEGG CANADA INC.,
an Ontario corporation

By:	/s/ Jing (James) Wu
Name:	Jing (James) Wu
Title:	President

Signature Page to Canadian Pledge and Security Agreement (Newegg Canada)

COLLATERAL AGENT:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Christopher S. Calice
Name:	Christopher S. Calice
Title:	Vice President

Signature Page to Canadian Pledge and Security Agreement

EXHIBIT A TO PLEDGE AND SECURITY AGREEMENT

All of each Grantor’s (a) right, title and interest in and to all of the Equity Interests of any Person held by such Grantor, including those of each of the Pledged Companies set forth below, in each case, regardless of class or designation, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing such Equity Interests, the right to receive any certificates representing any of such Equity Interests, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing, (ii) rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies and (iii) rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

Pledged Companies

Name of Pledged Company	Pledged By	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Percentage of Class Pledged	Certificate No.
N/A

Exhibit A to Pledge and Security Agreement

EXHIBIT B

TO PLEDGE AND SECURITY AGREEMENT

1.	Each Grantor’s form of organization (i.e., corporation, partnership, limited liability company):

Newegg Canada Inc.	Corporation

2.	Each Grantor’s State, Province (or federal legislation if applicable) of organization, if a registered organization (i.e., corporation, limited partnership, limited liability company or unlimited liability company):

Newegg Canada Inc.	Ontario, Canada

4.	Address for books and records, if different: same as #3.

Exhibit B to Pledge and Security Agreement

7.	Each Grantor's EIN, if not a natural person:

Grantor	Federal Tax Identification Number
Newegg Canada Inc.

8.	Each Grantor’s organizational ID# (if any exists):

Grantor	Organizational Identification Number
Newegg Canada Inc.

Exhibit B to Pledge and Security Agreement

10.	Other names or trade names now or formerly used by a Grantor:

Grantor	Other Names/Trade Names
Newegg Canada Inc.	N/A

12.	List of all accounts (including all Blocked Accounts and Depository Accounts), securities accounts and investment accounts of each Grantor and its Subsidiaries

Bank	Bank Address	Account Number	Account Description
Scotia Bank	40 King St., W 2nd Mezzanine, Toronto, ON M5H 1H1		Money Market Checking Checking
Bank of the West	P.O.Box 2830, Omaha, NE 68103-2830		Checking Checking Checking Checking

Exhibit B to Pledge and Security Agreement